Exhibit 99.1
Corporate Headquarters
96 South George Street
York, Pennsylvania 17401 U.S.A.

www.glatfelter.com

For Immediate Release	Contacts:

	Investors:	Media:
	John P. Jacunski	William T. Yanavitch
	(717) 225-2794	(717) 225-2747
	john.jacunski@glatfelter.com	william.yanavitch@glatfelter.com

GEORGE H. GLATFELTER TO RESIGN AS CHAIRMAN OF GLATFELTER

— President and CEO Dante C. Parrini to Become Chairman at 2011 Annual Shareholders’ Meeting —

YORK, Pennsylvania – March 3, 2011 – Glatfelter (NYSE: GLT) today announced that Chairman of the Board George H. Glatfelter II has informed the Board of Directors of his intent to resign as Chairman, effective at the company’s 2011 Annual Meeting of Shareholders on May 4, 2011 and that he will not stand for re-election to the Board in May. This action is part of the company’s previously announced leadership succession plan.

The Board of Directors has unanimously elected Dante C. Parrini as Mr. Glatfelter’s successor as Chairman effective immediately following the Annual Meeting of Shareholders on May 4, 2011, assuming Mr. Parrini is reelected as a director of the Company at that time.

“On behalf of my fellow directors, I wish to thank George for his many and significant contributions to Glatfelter during his 11-year tenure as chairman and 34 years with the company. He has set a high standard for all of us, as we continue to create increasing value for our shareholders,” said Lee C. Stewart, chair of the Nominating and Corporate Governance Committee. “While we will certainly miss George’s unique insight into the industry, the Board has the utmost confidence in Dante’s ability to lead the company into this new era of sustained growth.”

As part of the company’s seamless and orderly leadership succession plan, Mr. Parrini succeeded Mr. Glatfelter as president and chief executive officer on December 31, 2010.

Caution Concerning Forward-Looking Statements
Any statements included in this press release which pertain to future financial and business matters, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: changes in industry, business, market, political and economic conditions in the U.S. and other countries in which Glatfelter does business, demand for or pricing of its products, changes in tax legislation, governmental laws, regulations and policies, initiatives of regulatory authorities, acquisition integration risks, technological changes and innovations, market growth rates, cost reduction initiatives, finalization of the allocation of the Concert purchase price, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter
Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and fiber-based engineered materials, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Canada, Germany, France, the United Kingdom and the Philippines, a representative office in China and a sales and distribution office in Russia. Glatfelter’s sales approximate $1.5 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information may be found at www.glatfelter.com.

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